                                                                    EXHIBIT 10.4


                             STOCKHOLDERS AGREEMENT


                  STOCKHOLDERS AGREEMENT, dated as of April 30, 1996 (the "Agreement"), by and among AMF HOLDINGS INC., a Delaware corporation ("Holdings"), GS CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("GSCP II"), GS CAPITAL PARTNERS II OFFSHORE, L.P., a Cayman Islands exempt limited partnership ("GSCP II Offshore"), GOLDMAN, SACHS & CO. VERWALTUNGS GMBH, a corporation recorded in the Commercial Register Frankfurt, as nominee for GS Capital Partners II Germany C.L.P. ("GSCP II Germany"), THE GOLDMAN SACHS GROUP, L.P., a Delaware limited partnership ("GS Group"), STONE STREET FUND 1995, L.P., a Delaware limited partnership ("Stone 1995"), STONE STREET FUND 1996, L.P., a Delaware limited partnership ("Stone 1996"), BRIDGE STREET FUND 1995, L.P., a Delaware limited partnership ("Bridge 1995"), BRIDGE STREET FUND 1996, L.P., a Delaware limited partnership ("Bridge 1996" and, together with GSCP II, GSCP II Offshore, GSCP II Germany, GS Group, Stone 1995, Stone 1996 and Bridge 1995, "GSCP"), BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P., a Delaware limited partnership ("Blackstone Fund 1"), BLACKSTONE OFFSHORE CAPITAL PARTNERS II L.P., a Delaware limited partnership ("Blackstone Fund 2"), BLACKSTONE FAMILY INVESTMENT PARTNERSHIP L.P., a Delaware limited partnership ("Blackstone Fund 3" and together with Blackstone Fund 1 and Blackstone Fund 2, "Blackstone"), KELSO INVESTMENT ASSOCIATES V, L.P., a Delaware limited partnership ("KIA V"), KELSO EQUITY PARTNERS V, L.P., a Delaware limited partnership ("KEP V," and together with KIA V, "Kelso"), (Blackstone together with Kelso are herein referred to as the "Special Vote Investors"), BAIN CAPITAL FUND V, L.P., a Delaware limited partnership ("Bain Fund 1"), BAIN CAPITAL FUND V-B, L.P., a Delaware limited partnership ("Bain Fund 2"), BCIP ASSOCIATES, a Delaware general partnership ("Bain Fund 3"), BCIP TRUST ASSOCIATES, L.P., a Delaware limited partnership ("Bain Fund 4," and together with Bain Fund 1, Bain Fund 2 and Bain Fund 3, "Bain") (Blackstone, Kelso and Bain are herein referred to collectively as the "Governance Investors" and each individually as a "Governance Investor"), CITICORP NORTH AMERICA, INC., a Delaware corporation ("Citibank"), CHARLES M. DIKER ("Diker") (Blackstone, Kelso, Bain, Citibank and Diker are herein collectively referred to as the "Investors" and each individually as an "Investor") and each of the individuals listed on Schedule I hereto (collectively, the "Management Investors"). Employees, directors, consultants and certain other Persons (as defined below) having significant business relationships with Holdings and its Affiliates (as defined below) may be issued shares of Common Stock (as defined below) (or other equity securities of Holdings) or securities convertible into or exchangeable for Common Stock (or other equity securities of Holdings) subject to the terms of this Agreement and, if so issued, Holdings, without the consent of any other party hereto, may amend this Agreement to allow any such Person Holdings so chooses to become an additional Management Investor hereunder, subject to such Person (as used herein, "Person" shall mean an individual, corporation, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity) becoming a signatory to this Agreement. The parties hereto (other than Holdings) and any other Person who shall hereafter acquire shares of Common Stock of Holdings, Warrants (as hereinafter defined) or options to acquire Common Stock of Holdings pursuant to the provisions of, and/or subject to the restrictions and rights set forth in, this Agreement (including through participation in certain Holdings stock or option plans) are sometimes hereinafter referred to individually as a "Stockholder" or collectively as the "Stockholders."


                                    RECITALS

                  A. Holdings, as of the Effective Date (as defined herein), will have an authorized capital stock consisting of 60,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), each share of which, other than certain shares issued to or held by Special Vote Investors or their respective affiliates, designees or transferees prior to expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), is entitled to one vote on all stockholder matters as more specifically provided in the amended certificate of incorporation of Holdings (the "Amended Certificate"), and of which 38,225,000 shares will be issued and outstanding as of the Effective Date. In addition, Holdings will have reserved, as of the Effective Date, 2,877,151 shares of Common Stock for issuance pursuant to (i) a Holdings 1996 Stock Incentive Plan (the "Stock Incentive Plan"), (ii) the exercise of the Senior Management Options (as defined below), and (iii) the exercise of the Warrants (as defined below). In addition, Holdings may from time to time reserve and issue shares of Common Stock pursuant to any subscription therefor Holdings requires GSCP and the Funding Investors (as hereinafter defined) to make after the Effective Date pursuant to Section 1.5 hereof (the "Subsequent Shares").

                  B. A Stock Purchase Agreement, dated February 16, 1996, as amended by a letter agreement dated April 11, 1996 (the "Stock Purchase Agreement"), has been executed by and among AMF Group Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("AGHI"), and the other Persons listed on the signature pages thereto providing for the acquisition (the "Acquisition") by AGHI and/or its subsidiaries of all the outstanding capital stock and other equity interests of AMF Bowling, Inc., a Virginia corporation, AMF Bowling Centers, Inc., a Virginia corporation, and certain related entities and certain related assets.

                  C. Holdings, GSCP and the Investors have entered into a Stock Subscription Agreement of even date herewith (the "Subscription Agreement") pursuant to which GSCP and the Investors have agreed to subscribe for shares of Common Stock. The parties hereto have entered into a Registration Rights Agreement of even date herewith (the "Registration Rights Agreement") pursuant to which Holdings has granted to the other parties thereto certain registration rights.

                  D. In connection with the Acquisition, Holdings is entering into a Warrant Agreement (the "Warrant Agreement") with GS Group, which provides for the issuance of warrants ("Warrants") to GS Group, to purchase 870,000 shares of Common Stock at $.01 per share, subject to certain adjustments contained therein.

                  E. In connection with the Acquisition, (1) Holdings and certain subsidiaries thereof intend to enter into an employment agreement (an "Employment Agreement") with each of Robert Morin and Douglas Stanard which will provide for (a) the sale of 150,000 shares of Common Stock to each of Messrs. Morin and Stanard for the payment from each of them of $500,000 in cash plus the issuance of a note for $1,000,000 (a "Management Note") and (b) the grant to Morin of options to purchase 110,000, and the grant to Stanard of options to purchase 130,000, shares of Common Stock (the "Senior Management Options") and
(2) Holdings intends to enter into a related Stock Pledge Agreement (the "Stock Pledge Agreements") with each of Messrs. Morin and Stanard.

                  F. The individual holdings of Common Stock of each Stockholder, immediately after the closing of the transactions contemplated in the Subscription Agreement, the Employment Agreements and the Warrant Agreement (not assuming the exercise of the Senior Management Options, the Diker Option (as defined in the Stock Subscription Agreement) or the Warrants, the issuance of Common Stock pursuant to Section 1.5 hereof or the issuance of any grants under the Stock Incentive Plan or the exercise thereof) are as follows:

                                                              Number of Shares
                                                               of Common Stock
        Name                                                  Held Upon Closing
        ----                                                  -----------------

GSCP II                                                          16,760,476.2
GSCP II Offshore                                                  6,662,976.2
GSCP II Germany                                                     618,214.3
Stone 1995                                                          392,102.5
Stone 1996                                                          670,372.7
Bridge 1995                                                         441,230.8
Bridge 1996                                                         454,627.3
Blackstone Fund 1                                                 3,593,528.0
Blackstone Fund 2                                                 1,050,133.0
Blackstone Fund 3                                                   356,339.0
KIA V                                                             4,700,000.0
KEP V                                                               300,000.0
Bain Fund 1                                                         348,472.3
Bain Fund 2                                                         916,077.7
Bain Fund 3                                                         157,110.0
Bain Fund 4                                                          78,340.0
Citibank                                                            300,000.0
Diker                                                               125,000.0
Robert Morin                                                        150,000.0
Douglas Stanard                                                     150,000.0
- ---------------------                                            ------------
    Total                                                        38,225,000.0

                  G. The individual holdings of Common Stock of each Stockholder, immediately after the closing of the transactions contemplated in the Subscription Agreement, the Employment Agreements and the Warrant Agreement (assuming the exercise of the Senior Management Options, the Diker Option and the Warrants, but not assuming the issuance of Common Stock pursuant to Section
1.5 hereof or the issuance of any grants under the Stock Incentive Plan (other than the Diker Option) or the exercise thereof) are as follows:

                                                              Number of Shares
                                                                Common Stock
Name                                                          Held Upon Closing
- ----                                                          -----------------

GSCP II                                                          16,760,476.2
GSCP II Offshore                                                  6,662,976.2
GSCP II Germany                                                     618,214.3
GS Group                                                            870,000.0
Stone 1995                                                          392,102.5
Stone 1996                                                          670,372.7
Bridge 1995                                                         441,230.8
Bridge 1996                                                         454,627.3
Blackstone Fund 1                                                 3,593,528.0
Blackstone Fund 2                                                 1,050,133.0
Blackstone Fund 3                                                   356,339.0
KIA V                                                             4,700,000.0
KEP V                                                               300,000.0
Bain Fund 1                                                         348,472.3
Bain Fund 2                                                         916,077.7
Bain Fund 3                                                         157,110.0
Bain Fund 4                                                          78,340.0
Citibank                                                            300,000.0
Diker                                                               225,000.0
Robert Morin                                                        260,000.0
Douglas Stanard                                                     280,000.0
- ---------------------                                            ------------
    Total                                                        39,435,000.0

                  H. The parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock and Warrants which the parties hereto own or may hereafter acquire, and to provide for certain rights and obligations in respect thereof as hereinafter provided.

                  NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                              CORPORATE GOVERNANCE

         1.1      Board of Directors

                  1.1.1 Number of Directors. Holdings shall be governed at all times during the term of this Agreement by a Board of Directors (the "Board"). The Board initially shall consist of nine members; provided, however, that GSCP shall have the right to increase or decrease, from time to time, the size of the Board in its discretion and to nominate pursuant to Section

1.1.3 or otherwise, but not in limitation of the rights of the Governance Investors pursuant to Section 1.1.3(b), a majority (but not limited to a simple majority) of the members thereof so long as GSCP and its Permitted Transferees (as defined herein) shall hold a majority of the outstanding shares of Common Stock.

                  1.1.2 Initial Board of Directors. The initial Board shall consist of the following members, with three seats to be left vacant:

                           Richard A. Friedman
                           Terence M. O'Toole
                           Peter Sacerdote
                           Charles M. Diker
                           Douglas J. Stanard
                           Robert L. Morin

                  On the date each Governance Investor shall become entitled to vote the shares of Common Stock held by such Governance Investor on all stockholder matters as provided in the Amended Certificate, or as promptly thereafter as practicable, such Governance Investor shall nominate one member of the Board (such nomination shall be subject to the consent of GSCP which consent shall not be unreasonably withheld), and the then current Board of Directors, subject to their fiduciary duties or, in the absence of such election by the Board of Directors, the Stockholders shall, at a meeting or by action by written consent, elect such nominee to fill one of the remaining vacant seats on the Board. The foregoing named persons, and each other director elected pursuant to this Agreement shall hold office and shall be subject to reelection by the Stockholders pursuant to Section 1.2.

                  1.1.3  Nomination of Directors.

                  (a) GSCP shall be entitled to nominate five directors. In addition, so long as GSCP and its Permitted Transferees shall hold a majority of the outstanding shares of Common Stock, GSCP shall be entitled to nominate a number of directors as shall constitute a majority (but not limited to a simple majority) of the Board (each a "GSCP Director"). Of the initial directors listed in Section 1.1.2, Messrs. Friedman, O'Toole and Sacerdote shall be GSCP Directors.

                  (b) Subject to the second paragraph of Section 1.1.2, each Governance Investor shall be entitled to nominate one director (such nomination shall be subject to the consent of GSCP which consent shall not be unreasonably withheld) (each an "Investor Director"); provided, however, that a Governance

Investor shall not be entitled to nominate any directors if it and its Permitted Transferees shall at any time hold in the aggregate a number of shares equal to less than one-half of the sum of (i) the number of shares of Common Stock held by such Governance Investor and its Permitted Transferees as of the Effective Date and (ii) if Holdings' right thereunder has been exercised, the number of shares of Common Stock required to be purchased by such Governance Investor pursuant to Section 1.5 (in each case, subject to adjustment pursuant to Section 3.6).

                  1.1.4 Certain Resignations or Removals. In the event that any director would not continue to be entitled to be nominated by the Stockholder that nominated such director to be a director pursuant to Section 1.1.2 or 1.1.3, such director shall immediately resign (and the Stockholder that nominated such director shall use its best efforts to cause such director to resign) or be subject to removal by a vote of the holders of a majority of the shares of Common Stock then outstanding and entitled to vote on stockholder matters. In addition, each of GSCP and each Governance Investor shall at all times have the exclusive right to recommend the removal, with or without cause, of any director nominated, respectively, by such Stockholder, and such director shall immediately resign (and the Stockholder that nominated such director shall use its best efforts to cause such director to resign) or be subject to removal by a vote of the holders of a majority of the shares of Common Stock then outstanding and entitled to vote on stockholder matters. Prior to the occurrence of an IPO (as hereinafter defined), if any director shall fail to resign as required by either of the first two sentences of this Section 1.1.4, any Stockholder holding shares of Common Stock entitled to vote on stockholder matters and continuing to have the right to nominate a director hereunder shall have the right to call or to cause Holdings to call a special meeting of stockholders (or to cause the Stockholders to act by written consent) for the purpose of removing such director; following an IPO, such matter shall be considered at the next stockholders meeting otherwise held.

                  1.1.5 Filling Vacancies. In the event of the death, removal or resignation of any director nominated by a Stockholder, so long as such nominating Stockholder continues to have the right pursuant to Section 1.1.3 to nominate a person for such director's position, the remaining directors, subject to their fiduciary duties, shall meet within 20 business days of such Stockholder's nomination for the purpose of, or shall include as the first order of business at the first meeting of the Board held within such 20 business day period the matter of, electing such nominee as a director to fill such vacancy.

The election of a Stockholder's nominee pursuant to the previous sentence shall be subject to the consent of GSCP, which consent shall not be unreasonably withheld. If such nominee is not so elected, so long as such nominating Stockholder continues to have the right pursuant to Section 1.1.3 to nominate a person for such director's position, prior to the occurrence of an IPO, such nominating Stockholder shall have the right to call or to cause Holdings to call a special meeting of stockholders (or to cause the Stockholders to act by written consent) for the purpose of electing a director nominated by such Stockholder in accordance with Section 1.1.3 to fill the vacancy created by such death, removal or resignation. Any party that is entitled pursuant to Section
1.1.3 to nominate a director to fill such vacancy but that has failed to do so prior to the election of a replacement by the directors or by the stockholders of Holdings may, at any time, prior to the occurrence of an IPO, call or cause Holdings to call a special meeting of stockholders (or to cause the Stockholders to act by written consent) for the purpose of removing the director so elected and electing its nominee to the Board, or, either prior to or following the occurrence of an IPO, such party may nominate its nominee in accordance with
Section 1.1.3 for election at the next annual meeting of stockholders to succeed the director nominated and elected by the directors or by the stockholders of Holdings, as described above.

                  1.1.6 Meetings of the Board; Notice of Meetings. A regular meeting of the Board shall be held in each fiscal quarter on such date and at such time and place as fixed by the Chairman of the Board at the last preceding meeting of the Board (or, in his absence, a majority of the directors present), provided that if not then so fixed, then as thereafter fixed by the Chairman of the Board. A special meeting of the Board may be called only by the Chairman of the Board. At least one day's notice shall be given to each member of the Board prior to any meeting (annual, regular or special) of the Board unless such notice shall have been waived in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"). Holdings shall reimburse each member of the Board for the reasonable out-of-pocket expenses, including, without limitation, travel and lodging expenses, incurred by such member in attending any meeting of the Board. No member of the Board who is an employee of Holdings, or an employee, partner or stockholder of GSCP or any Governance Investor (or is otherwise an Investor Director), shall receive any compensation or benefit (other than the reimbursement of reasonable out-of-pocket expenses contemplated by the preceding sentence) from Holdings or any subsidiary of Holdings for serving as a member of the Board or for performing his or her duties as a director of Holdings.

                  1.1.7 Executive Committee. At all times during the term of this Agreement, there shall be an executive committee of the Board (the "Executive Committee") which shall consist of two members, each of whom shall be a GSCP Director. The Executive Committee shall be authorized to exercise all of the powers and authority of the Board to the fullest extent permitted under the Delaware Law, including the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware Law, except as otherwise expressly provided in Section 1.1.8(b) of this Agreement and, in the case of the matters referred to in Section 1.1.8(c) of this Agreement, only after a meeting of the Board with respect to such matters.

                  1.1.8  Certain Actions of the Board.

                  (a) At all meetings of the Board, a majority of the number of directors then in office, but not less than one-third the number of directors constituting the whole Board (including vacancies), including in any case, at least one GSCP Director, shall constitute a quorum for the transaction of business thereat. Except as otherwise expressly provided in this Agreement, the vote of a majority of the directors present at a meeting of the Board at which a quorum is present shall be the act of the Board.

                  (b) During the term of this Agreement, without the approval of
(x) a majority of the GSCP Directors (exclusive of any such directors (1) who are employees of Holdings or its subsidiaries or (2) who are not partners or employees of Goldman, Sachs & Co. ("Goldman Sachs") or GS Group) and (y) if there are any Investor Directors nominated by the Special Vote Investors at such time, at least one such Investor Director nominated by the Special Vote Investors, Holdings shall not (i) issue any capital stock for consideration having a value less than the fair market value of such capital stock (as determined in reasonable good faith by the Executive Committee), (ii) grant or issue options or warrants exercisable or exchangeable for more than 2,877,151 shares (subject to adjustment pursuant to Section 3.6) of Common Stock (when adding the options or warrants so proposed to be issued together with all options or warrants then outstanding or previously exercised or exchanged for shares of Common Stock), (iii) enter into any transaction or series of related transactions with any Affiliates of GSCP (other than for the performance of consulting, financing (including as a principal equity or debt investor or lender), investment banking or similar services for customary compensation and on other terms consistent with an arm's length transaction) pursuant to which Holdings and/or any subsidiary thereof shall pay such Affiliates of GSCP consideration in excess of $5 million, it being acknowledged by the parties hereto that this clause (iii) shall not affect or restrict the right of Goldman Sachs or any of its Affiliates to purchase, sell, vote or hold any securities or debt of Holdings or any of its Affiliates; or
(iv) subject to the first proviso to the first sentence of Section 3.9 hereof, and other than those amendments to this Agreement permitted by the second sentence of Section 3.9, execute any amendment to this Agreement, the Amended Certificate or the By-laws of Holdings which would adversely affect the rights and obligations of any Special Vote Investor hereunder or thereunder, as the case may be (it being understood that no amendment that adversely affects the rights and obligations of any Stockholder differently than those of any other stockholder of Holdings may be made without such affected Stockholder's consent).

                  (c) During the term of this Agreement, without a meeting of the Board having been called and convened for the purpose of discussing any such action, Holdings shall not (i) commence a voluntary case or consent to the entry of an order for relief against it in an involuntary case under Chapter 7 or Chapter 11 of the United States Bankruptcy Code, (ii) acquire (including by merger) stock or assets of another business (other than assets acquired in the ordinary course of business), from any seller or group of related sellers in one transaction or in a series of related transactions, for consideration having a fair market value in excess of $25 million, (iii) effect an initial public offering or other sale of Equity Securities (as hereinafter defined), other than
(x) to employees of Holdings or its subsidiaries (but not in excess of $1 million worth of Equity Securities to any one employee), and (y) pursuant to (1) agreements existing on the Effective Date and (2) options or warrants (including Equity Securities issuable upon exercise or exchange thereof) approved, or not requiring approval, under Section 1.1.8(b), (iv) engage in any debt financing whereby Holdings and any of its subsidiaries, taken together, incur in excess of $100 million of debt, determined as of the time of such financing, other than pursuant to the terms of any credit facility then outstanding for purposes of working capital, or acquisitions or expenditures considered pursuant to clause
(ii) of this Section 1.1.8(c) or those for which such consideration is not required, (v) hire or terminate the employment of any executive officer of Holdings, (vi) sell assets not in the ordinary course of business (including by merger or sale of stock of a subsidiary), to any buyer or group of related buyers in one transaction or in a series of related transactions, for consideration having a fair market value in excess of $25 million, or (vii) designate a designee contemplated by the first sentence of Section 2.4.2.

                  1.1.9 Certain Actions of the Stockholders. Each of the Stockholders hereby agrees that neither it nor any Affiliate controlled by it (excluding entities not wholly owned by such Stockholders that are actively engaged in a trade or business and which invest or trade in debt or debt securities as part of their ordinary course of business) shall purchase or hold any of Holdings' Senior Subordinated Notes due 2006, Senior Subordinated Discount Notes due 2006 or any other notes or bonds that Holdings may issue from time to time after the date hereof, other than bank debt or similar debt or other original issuances of debt not prohibited hereby; provided, however, that this Section 1.1.9 will not restrict Goldman Sachs, Citibank or their respective Affiliates from engaging in transactions with respect to, and holding, such notes or bonds in the ordinary course of business.

         1.2      Covenant to Vote

                  Each of the Stockholders who holds Common Stock entitled to vote on stockholder matters shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the shares of Common Stock entitled to vote on stockholder matters owned by such Stockholder, either in person or by proxy, at any annual or special meeting of stockholders of Holdings called for the purpose of voting on the election or removal of directors, or shall act by consensual action of stockholders with respect to the election or removal of directors, in favor of (i) the election of the directors nominated in accordance with Sections 1.1.2, 1.1.3 and 1.1.5 and
(ii) the removal of directors in accordance with Section 1.1.4. In addition, each Stockholder who holds Common Stock entitled to vote on stockholder matters shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the shares of Common Stock entitled to vote on stockholder matters owned by such Stockholder, either in person or by proxy, upon any matter submitted to a vote of the stockholders of Holdings, or shall act by consensual action of stockholders, in a manner so as to be consistent and not in conflict with, and to implement and effect, the terms of this Agreement.

         1.3      No Voting or Conflicting Agreements

                  No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Common Stock nor shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any Person with respect to the Common Stock inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Common Stock that are not parties to this Agreement). The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Common Stock inconsistent with the provisions of this Agreement. No Stockholder shall act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of shares of Common Stock in any manner which is inconsistent with the provisions of this Agreement.

         1.4      Action by Stockholders

                  The Stockholders by their execution of this Agreement, hereby approve the Stock Incentive Plan, a copy of which is attached hereto as Exhibit A.

         1.5  Certain Subsequent Sales to GSCP and Investors

                  GSCP and the Investors other than Diker (the "Funding Investors") hereby agree and commit that for a period of two years from the Effective Date, Holdings (by action of the Board) shall have the right to require GSCP and the Funding Investors, on at least 30 days' prior notice (which notice shall contain a general description of the transaction, to the extent appropriate under the circumstances, and, to the extent available and appropriate under the circumstances, pro forma capitalization information), to subscribe for and to purchase from time to time additional shares of Common Stock from Holdings, for the sole purposes of financing acquisitions of businesses or assets, capital expenditures, investments in partnerships or joint ventures or other investments in the business of Holdings and its subsidiaries, or any similar transactions or expenditures that have been funded or are planned to be funded within 180 days before or after the giving of notice to GSCP and the Funding Investors of Holdings' intent to exercise its right under this
Section 1.5; such required investments shall not exceed the respective aggregate commitments of each of the Groups (as defined herein) as set forth on Schedule II hereto, shall be made at a purchase price of $10.00 per share, shall be required by Holdings to be made on a pro rata basis (based on the relative aggregate commitment of each such Group as set forth on Schedule II) and otherwise shall be made pursuant to subscription agreements in forms generally consistent with the Subscription Agreement (but reflecting the difference in the transactions and any other appropriate changes in circumstances); provided, however, that the share commitments set forth on Schedule II and the purchase price per share referred to in this Section 1.5 shall be appropriately adjusted to reflect any change in the Common Stock by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or similar transaction such that the aggregate investment by each of GSCP and each of the Funding Investors that may be required pursuant to this Section 1.5 shall remain in the same proportions and at the same maximum investment amount as in effect on the Effective Date; and provided further, that if any Person (other than GSCP, any Investor or any Management Investor) has purchased or is purchasing, substantially concurrent with such investment pursuant to this Section 1.5, shares of Common Stock, the price per share referred to in this Section 1.5 shall be less than or equal to the price per share paid or being paid by such other Person. The allocation of the shares of Common Stock required to be purchased by GSCP or any Funding Investor pursuant to this Section 1.5 among the members of their respective Groups shall be determined by and at the sole discretion of the Acting Stockholder (as defined herein) thereof. The default by any Stockholder (other than GSCP) of its obligations pursuant to this Section 1.5 shall not excuse the required performance by any other Stockholder of its obligations pursuant to this Section 1.5.


                                   ARTICLE II

                       RESTRICTIONS ON TRANSFERS OF STOCK

         2.1      General Prohibition on Transfers

                  (a) Prohibition on Transfers Generally. No Stockholder shall, at any time, directly or indirectly, sell, assign, pledge or encumber or otherwise transfer (any such transaction, whether or not for consideration, being referred to hereinafter as a "Transfer" and all Persons to whom a Transfer is made, regardless of the method of Transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee") any shares of Common Stock, unless such Transfer is made in accordance with Section 2.3, 2.4 or 2.5 or in accordance with the Registration Rights Agreement. No such Transfer, other than pursuant to Section 2.3 or 2.5, shall be permitted pursuant to this Agreement prior to the earlier of (i) an IPO and (ii) with respect to GSCP and the Investors, the second anniversary of the Effective Date. In addition, the Management Investors may Transfer shares of Common Stock prior to an IPO pursuant to the Tag-Along Rights (as defined herein) contemplated by Section 2.4.

                  (b) Recordation. Holdings shall not record upon its books any Transfer of shares of Common Stock held or owned by any of the Stockholders or any other Person to any other Person except Transfers in accordance with this Agreement.

                  (c) Obligations of Transferees. No Transfer of shares of Common Stock by a Stockholder (other than pursuant to the Registration Rights Agreement) shall be effective unless (x) the Transferee (including a Permitted Transferee (as defined below) pursuant to Section 2.3) shall have executed an appropriate document in form and substance reasonably satisfactory to Holdings confirming that (i) the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same extent as its transferor was bound by and entitled to the benefits of such provisions (except as specifically provided herein), (ii) the Transferee agrees to comply with the obligations of a "Stockholder" under Section 1.7 of the Registration Rights Agreement to the same extent as its transferor was bound by and entitled to the benefits of such provisions (except as specifically provided therein) and (iii) the shares shall bear legends, substantially in the forms required by Section 2.7, and (y) such document shall have been delivered to and approved (as described above) by Holdings prior to such Transferee's acquisition of shares of Common Stock.

                  (d) Transfers to Competitors. Notwithstanding anything to the contrary in this Agreement, no Stockholder shall, at any time, directly or indirectly, Transfer any shares of Common Stock to any Person who is a competitor of Holdings (it being understood that a financial institution that is a passive investor in bowling centers shall not be considered to be a competitor by virtue of such passive investment) or to any Affiliate of such a competitor (other than Transfers to Holdings and its Affiliates), unless such Transfer (i) would result in the exercise of a Drag-Along Right (as defined herein) pursuant to Section 2.5, in which event such sale may be effected only in accordance with
Section 2.5, or (ii) is made pursuant to a widely distributed, underwritten public offering registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or pursuant to a sale effected through an open market, nondirected broker's transaction pursuant to Rule 144 under the Securities Act ("Rule 144") (in which the seller does not know that the buyer is a competitor). For purposes of this provision, the good faith determination of a majority of the entire Board (excepting any directors nominated by the proposed transferor's Group) that a proposed Transferee is a "competitor", made within 30 days of written notice to the Board of the proposed Transfer, shall in all respects be conclusive.

                  (e) Warrants. For purposes of this Article II, Transfers of Warrants shall be treated as Transfers of Common Stock.

         2.2      Compliance with Securities Laws

                  No Stockholder shall Transfer any shares of Common Stock, unless (a) the Transfer is pursuant to an effective registration statement under the Securities Act and in compliance with any other applicable federal securities laws and state securities or "blue sky" laws or (b) such Stockholder shall have furnished Holdings with an opinion of counsel, if reasonably requested by Holdings, which opinion and counsel shall be reasonably satisfactory to Holdings, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable state securities or "blue sky" laws and that the Transfer otherwise complies with this Agreement and any other applicable federal securities laws and state securities or "blue sky" laws.

         2.3      Permitted Transfers

                  2.3.1 Non-Management Investors. The restrictions contained in Sections 2.1(a), 2.4 and 2.5 of this Agreement with respect to Transfers by Stockholders of shares of Common Stock shall not apply to any Transfer by a Stockholder (other than a Management Investor and Diker) to a Person controlled by, controlling or under common control with (an "Affiliate") such Stockholder (but, prior to an IPO, no Stockholder shall distribute such shares to its stockholders, partners or investors generally, except in connection with the liquidation or expiration of the term of such Stockholder). To the extent a Permitted Transferee pursuant to Section 2.3.1 is an individual, such Permitted Transferee shall be permitted to make transfers to the Persons referred to in clauses (i), (ii) and (iii) of Section 2.3.2, as applied to such individual, as if such individual were an "Individual Investor" (as defined therein).

                  2.3.2 Individual Investors. The restrictions contained in Sections 2.1(a), 2.4 and 2.5 of this Agreement with respect to Transfers by Stockholders of shares of Common Stock shall not apply to any Transfer by a Management Investor or Diker (an "Individual Investor"): (i) to or among such Individual Investor's spouse, children, grandchildren or other living descendants, or to a trust or family partnership of which there are no principal (i.e., corpus) beneficiaries or partners other than the grantor or one or more of such Individual Investor, spouse or described relatives and provided, in the case of a trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership's assets without court approval and the partnership is not permitted to (x) distribute assets to Persons who are not among the relatives listed above or (y) have partners who are not among the relatives listed above; (ii) to a legal representative of such Individual Investor in the event such Individual Investor becomes mentally incompetent or to such Individual Investor's personal representative following the death of such Individual Investor; (iii) with the prior written approval of Holdings, which approval may be granted or withheld by Holdings in its sole and absolute discretion; (iv) pursuant to a pledge by a Management Investor to Holdings or an Affiliate thereof for money borrowed to purchase shares of Common Stock pursuant to Section 3(f)(i) of the Employment Agreements; and (v) pursuant to Section 3(f)(vii), 3(f)(viii) or 10(c) of an Employment Agreement, or any analogous provisions of any employment, compensation or benefit agreements or arrangements.

                  2.3.3 Permitted Transferees. Transferees to whom Transfers are permitted pursuant to Section 2.3.1 and pursuant to clauses (i), (ii) and (iii) of Section 2.3.2 are referred to herein as "Permitted Transferees." Any such permitted Transfer shall be subject to the terms of this Agreement, including compliance with Section 2.1(c). In addition, any Permitted Transferee of any Restricted Stock (as defined in the Employment Agreements, or any analogous provisions of any employment, compensation or benefit agreements or arrangements), shall take such shares subject to the terms of the relevant Employment Agreement or such other agreement or arrangement. If any Transfer made pursuant to this Agreement is made to an Affiliate of the transferor (or a prior transferor) based on the fact of such transferee's status as such an Affiliate, such transferee shall agree, in connection with such Transfer, for the benefit of Holdings that such transferee will transfer back to the transferor any shares of Common Stock so transferred, if the transferee at any time is no longer an Affiliate of such transferor (or any such prior transferor).

                  2.3.4 Transfer by Permitted Transferees. The restrictions contained in Sections 2.1(a), 2.4 and 2.5 of this Agreement with respect to Transfers by Stockholders of shares of Common Stock shall not apply to any Transfer by a Permitted Transferee of a Stockholder to such Stockholder or to another Permitted Transferee of such Stockholder, and any such Transferee shall also be a "Permitted Transferee," subject to the provisions of Section 2.3.3.

         2.4      Right of First Offer; Tag-Along Rights

                  2.4.1 Seller's Notice. From and after the second anniversary of the Effective Date, if any Stockholder proposes to sell any of the Common Stock owned by it, other than pursuant to Section 2.3 or 2.5 of this Agreement or pursuant to the Registration Rights Agreement or, after an IPO, other than sales effected through open market, nondirected broker's transactions pursuant to Rule 144 (for purposes of this Section 2.4 and any cross-references hereto, such Stockholder, along with any Affiliates and Permitted Transferees thereof that are Stockholders, the "Selling Stockholder"), the Selling Stockholder shall first give written notice (the "Seller's Notice") to Holdings and to each of the other Stockholders (such other Stockholders, other than the Management Investors, being referred to herein as the "Offeree Stockholders"), stating that the Selling Stockholder desires to make such sale, referring to Section 2.4 of this Agreement, specifying the number of shares of Common Stock proposed to be sold pursuant to the offer (the "First Offer Shares"), and specifying the price, in cash (the "First Offer Price"), and the material terms pursuant to which such sale is proposed to be made (together with the First Offer Price, the "First Offer Terms"); provided, however, that a Management Investor shall not have any rights to sell as a Selling Stockholder or to give a Seller's Notice pursuant to this Section 2.4.1.

                  2.4.2  Exercise of Option.

                  (a) Option. Upon receipt of the Seller's Notice, Holdings and/or its designee(s) (which designee(s) shall, subject to compliance with Section 1.1.8(c), have been approved by a majority of the Board and shall not be an Affiliate of any Person who is then a Stockholder) shall have the irrevocable and (except as provided below) exclusive option to purchase the First Offer Shares and, to the extent Holdings and/or its designee(s) elect to purchase fewer than all the First Offer Shares, the Offeree Stockholders shall have the irrevocable and exclusive option to purchase up to all the remaining First Offer Shares, in each case, for cash at the First Offer Price; provided, however, that the Selling Stockholder shall not be required to sell any First Offer Shares pursuant to this option unless all the First Offer Shares are to be purchased by Holdings, its designee(s), the Offeree Stockholders or any combination thereof. Holdings may designate as its designee pursuant to this Section 2.4.2(a) an Affiliate of a Person who is then a Stockholder if the Offeree Stockholders do not agree to purchase pursuant to this Section 2.4 all First Offer Shares not being purchased by Holdings and any non-Affiliate designee(s). If the Selling Stockholder is GSCP, Holdings may exercise its rights to purchase First Offer Shares pursuant to this Section 2.4 only by action of a majority of the directors of Holdings who are not GSCP Directors and who are not Affiliates of, or nominees of Affiliates of, GSCP. If the Selling Stockholder is not GSCP, Holdings may exercise its rights to purchase First Offer Shares pursuant to this
Section 2.4 only by action of the Executive Committee or a majority of the directors of Holdings other than a director nominated by the Selling Stockholder, and other than any directors who are Affiliates of, or nominees of Affiliates of, the Selling Stockholder (including the Selling Stockholder, if an individual).

                  (b) Holdings Notice. Promptly upon receipt of the Seller's Notice, Holdings shall deliver to each Stockholder, other than the Selling Stockholder, a notice ("Holdings' Notice") stating the number of First Offer Shares to be sold and the First Offer Terms, describing in reasonable detail the nature of the information to be included in the notice required pursuant to Section 2.4.2(c), and, in the case of notices to Offeree Stockholders, stating (i) the number of shares of Common Stock owned by such Offeree Stockholder and (ii) the number of shares of Common Stock owned by all Offeree Stockholders as a group.

                  (c) First Offer Election; Tag-Along Election. Within seven days of the date of the Holdings' Notice, each Stockholder, other than the Selling Stockholder, shall deliver to Holdings a written notice stating:

                           (1) in the case of any Offeree Stockholder, (A) whether it elects to purchase any First Offer Shares and (B) the maximum number of such shares (up to all the First Offer Shares) that it is willing to purchase, in each case, at the First Offer Price; and

                           (2) in the case of any Stockholder (including Offeree Stockholders), other than the Selling Stockholder, whether the Stockholder elects, in the event that the First Offer Shares are not purchased by Holdings, its designee(s) and/or the Offeree Stockholders, and the Selling Stockholder sells the First Offer Shares to a Proposed Transferee (as defined below) pursuant to Section 2.4.3, to sell a pro rata portion of its Common Stock (equal to (A) the total number of shares of Common Stock owned by such Stockholder, plus the total number of shares of Common Stock then issuable upon exercise of Warrants and/or vested Options (as hereinafter defined) then exercisable by such Stockholder, multiplied by (B) a fraction, (i) the numerator of which is the number of First Offer Shares and (ii) the denominator of which is the total number of shares of Common Stock held by the Selling Stockholder plus the total number of shares of Common Stock then issuable upon exercise of Warrants and/or vested Options, if applicable, then exercisable by such Selling Stockholder) to such Proposed Transferee on the same terms and conditions as such Selling Stockholder (with respect to each Stockholder, its "Tag-Along Shares").

A notice pursuant to clause (1) above shall constitute an irrevocable commitment to purchase on the First Offer Terms such shares, if any, as are allocated to such Offeree Stockholder pursuant to this Section 2.4.2, up to the maximum number of shares set forth therein. An election pursuant to clause (2) above shall constitute an irrevocable commitment to sell such Common Stock to the Proposed Transferee if the sale of First Offer Shares to the Proposed Transferee occurs on the terms contemplated hereby.

                  (d) Allocation of Remaining Shares. If Holdings and its designee(s), if any, determine to purchase fewer than all the First Offer Shares, then Holdings shall allocate the remaining First Offer Shares (the "Remaining Shares") among the Offeree Stockholders expressing a desire to purchase First Offer Shares pursuant to Section 2.4.2(c)(1) as follows:

                  (1) first, by allocating to each such Offeree Stockholder a number of shares equal to its proportionate share of the Remaining Shares (in the proportion that the number of shares such Offeree Stockholder owns bears to the total number of shares owned by all Offeree Stockholders), but, in any case, such allocation shall not exceed the maximum number of shares actually subscribed for (pursuant to such clause (c)(1)) by such Offeree Stockholder (to the extent less than such Stockholder's proportionate share);

                  (2) second, to the extent that any Offeree Stockholder has indicated that it will not fully subscribe for its proportionate share of the Remaining Shares as described above, Holdings shall allocate all such Remaining Shares not so subscribed for to the Offeree Stockholders who have subscribed for more shares than their proportionate share of the Remaining Shares (the "Fully Participating Stockholders") in the proportion that the number of shares each owns bears to the total number of shares owned by all such Fully Participating Stockholders;

                  (3) third, if the number of shares so allocated to any Fully Participating Stockholders exceeds the respective maximum number of shares that any such Stockholders have indicated in their notices to Holdings that such respective Stockholders are willing to subscribe for, then Holdings shall allocate any excess over such maximums among all Fully Participating Stockholders who have subscribed for a maximum number of shares which exceeds the number of shares allocated to them pursuant to the preceding clauses (1) and (2), in the proportion that their respective holdings bear to the total number of shares owned by all such remaining Fully Participating Stockholders; and

                  (4) fourth, Holdings shall follow the procedure set forth in clause (3), if necessary, until all shares available for purchase by the Offeree Stockholders have been allocated to them or until all such maximums have been filled.

In case all maximums are filled without all such First Offer Shares being allocated, Holdings may permit its designee(s), whether or not an Affiliate of any Person who is then a Stockholder, to elect to purchase any remaining First Offer Shares, or Holdings may elect to purchase such Shares (subject to the procedures set forth in the last two sentences of Section 2.4.2(a)). In the case of any allocation of shares of Common Stock pursuant to this Section 2.4.2 to an Offeree Stockholder, such Offeree Stockholder shall have the right, in its sole discretion, to reallocate such allocation in any proportion among any of its Permitted Transferees.

                  (e) Notice of Final Allocation. Holdings shall, within 30 days of the Seller's Notice, notify the Selling Stockholder and each Offeree Stockholder in writing concerning the final allocation of the First Offer Shares, or that Holdings and the Offeree Stockholders are not prepared to purchase all of the First Offer Shares at the First Offer Price. If such notice by Holdings to the Selling Stockholder is a notice of purchase by Holdings, its designee(s) and/or the Offeree Stockholders, such notice shall be deemed the irrevocable exercise of such options to purchase the First Offer Shares (as so allocated) on behalf of each purchaser named therein on the First Offer Terms. If such notice states that Holdings, its designee(s) and the Offeree Stockholders are willing to buy fewer than all of the First Offer Shares (an "Undersubscription Notice"), such notice shall state how many First Offer Shares such Persons are willing to purchase and the allocation thereof and such notice shall be an irrevocable offer to purchase such First Offer Shares on the First Offer Terms by the allocated purchasers, and the Selling Stockholder shall have five days to elect to agree to sell such number of shares of Common Stock to such Persons on the First Offer Terms.

                  2.4.3  Seller's Rights to Transfer.

                  (a) Third Party Sale; Tag-Along Buyer. If the Seller's Notice shall be duly given, and if Holdings, its designee(s) and the Offeree Stockholders shall not exercise their options to purchase all of the First Offer Shares at the First Offer Price as provided in Section 2.4.2, and the Selling Stockholder does not elect to sell fewer than all of the First Offer Shares pursuant to an Undersubscription Notice, then the Selling Stockholder shall be free, for a period of 120 days from the earlier of (i) the 30th day following the date of the Seller's Notice and (ii) the date the Selling Stockholder shall have received the Undersubscription Notice (such earlier date being the "Release Date"), to sell the First Offer Shares to any Proposed Transferee, as long as all of the First Offer Shares are sold in a private transaction for cash, payable upon sale, at a price equal to or greater than 95% of the First Offer Price and on all other material terms not more favorable to the Proposed Transferee than the First Offer Terms. In addition, a sale to a Proposed Transferee shall only be consummated if the Proposed Transferee shall purchase, concurrently with and on the same terms and conditions and at the same price as the First Offer Shares, all of each other Stockholder's Tag-Along Shares with respect to such sale, in accordance with their elections pursuant to clause (2) of Section 2.4.2(c) (the "Tag-Along Right").

                  (b) Sale Agreement. Each Stockholder electing to sell Tag-Along Shares (a "Tag-Along Seller") agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sales agreement and all other appropriate related agreements, delivering at the consummation of such sale, stock certificates and other instruments for such Common Stock duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The foregoing notwithstanding, in connection with such sale, a Tag-Along Seller shall not be required to make any representations and warranties with respect to Holdings or Holdings' business or with respect to any other seller.

In addition, each Tag-Along Seller shall be severally responsible for its proportionate share of the expenses of sale incurred by the sellers in connection with such sale and the obligations and liabilities incurred by the sellers in connection with such sale. Such obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including for (x) breaches of representations and warranties made in connection with such sale by Holdings or any other seller with respect to Holdings or Holdings' business, (y) breaches of covenants and
(z) other matters), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments. The foregoing notwithstanding, (1) without the written consent of a Tag-Along Seller, the amount of such obligations and liabilities for which such Tag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Tag-Along Seller in such sale and (2) a Tag-Along Seller shall not be responsible for the fraud of any other seller or for any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller's (i) ownership of and title to shares of capital stock of Holdings, (ii) organization, (iii) authority and (iv) conflicts and consents.

                  (c) Proposed Transferee. "Proposed Transferee" means a Person or group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any Stockholders or their Affiliates (whether any such Affiliate is such prior to or upon consummation of such Transfer, but not solely by virtue of becoming a party to this Agreement), to whom Common Stock is proposed to be Transferred pursuant to the terms of Section 2.4.3(a) or 2.5 of this Agreement.

                  (d) No Liability. Notwithstanding any other provision contained in this Section 2.4.3, there shall be no liability on the part of Holdings or the Selling Stockholder in the event that the sale pursuant to this
Section 2.4.3 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this Section 2.4.3 shall be in the sole and absolute discretion of the Selling Stockholder.

                  2.4.4 Closing Date. In the case of a purchase by Holdings, its designee(s) and/or any Offeree Stockholders of any First Offer Shares pursuant to Section 2.4, the parties to such purchase shall mutually determine a closing date (the "First Offer Closing Date") which shall not be (except as otherwise required by the terms of this Agreement) more than 30 days after the date upon which Holdings delivers the notice pursuant to Section 2.4.2(e), or if any such day is not a business day, then the first business day thereafter, subject, in any case, to extension until expiration or termination of any applicable regulatory waiting periods (including pursuant to HSR) and satisfaction of all other applicable regulatory conditions (provided that if such extension lasts more than 90 days, the Selling Stockholder (or purchasers obligated to purchase a majority of the shares of Common Stock pursuant to such proposed transaction) may terminate such agreement upon written notice (unless the purchasers for whom no approvals remain outstanding, either pro rata or as they agree among themselves, agree to purchase and purchase all such shares within 10 days following such written notice of termination) and such termination shall be treated as if it were an Undersubscription Notice electing not to purchase any First Offer Shares given prior to the 30th day following the date of the Seller's Notice). The closing shall be held at 12:00 Noon, local time, at the principal executive office of Holdings, or at such other time or place as the parties may agree.

                  2.4.5 Deliveries at Closing; Method of Payment of Purchase Price. On a First Offer Closing Date, the Selling Stockholder shall deliver certificates, free and clear of all liens and encumbrances, with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the shares of Common Stock to be purchased by the Persons exercising their rights of first offer hereunder, each of whom shall deliver to such Selling Stockholder his portion of the purchase price in cash (or certified or cashier's check). In addition, if the Person selling Common Stock is the personal representative of a deceased Stockholder, the personal representative shall also deliver to the purchaser or purchasers (i) copies of letters testamentary or letters of administration evidencing his appointment and qualification, (ii) a certificate issued by the Internal Revenue Service pursuant to Section 6325 of Internal Revenue Code of 1986, as amended (the "Code"), discharging the shares being sold from liens imposed by the Code (or, if it is impossible to obtain such certificate by the First Offer Closing Date, the sale of such Common Stock may be consummated and the proceeds placed in escrow pending receipt thereof) and (iii) an estate tax waiver issued by the state of the decedent's domicile.

         2.5      Drag-Along Right

                  2.5.1 Exercise. If Stockholders owning fifty-one percent (51%) or more of the then issued and outstanding shares of Common Stock propose to make a bona fide sale of all of the shares of Common Stock held by such Stockholders to a Proposed

Transferee, pursuant to a stock sale, merger, business combination, recapitalization, consolidation, reorganization, restructuring or similar transaction, such Stockholders shall have the right (a "Drag-Along Right"), exercisable upon fifteen (15) days' prior written notice to the other Stockholders, to require the other Stockholders to sell all of their shares of Common Stock and Warrants and, at the election of such proposing Stockholders, options to purchase shares of Common Stock (whether vested or unvested) issued pursuant to the Employment Agreements or the Stock Incentive Plan or otherwise ("Options"), to the Proposed Transferee on the same terms and conditions and at the same price (in the case of the Warrants or Options, as the case may be, the purchase price of each Warrant or Option shall be equal to the purchase price attributable to the number of shares of Common Stock issuable upon exercise of such Warrant or Option less the exercise price thereof) as the Stockholders exercising the Drag-Along Right.

                  2.5.2 Sale Agreement. Each Stockholder selling shares of Common Stock pursuant to a transaction contemplated by this Section 2.5 (a "Drag-Along Seller"), agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sales agreement and all other appropriate related agreements, delivering at the consummation of such sale, stock certificates and other instruments for such shares of Common Stock duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The foregoing notwithstanding, in connection with such sale, a Drag-Along Seller shall not be required to make any representations and warranties with respect to Holdings or Holdings' business or with respect to any other seller. In addition, each Drag-Along Seller shall be severally responsible for its proportionate share of the expenses of sale incurred by the proposing Stockholders in connection with such sale and the obligations and liabilities incurred by the seller in connection with such sale. Such obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including for (x) breaches of representations and warranties made in connection with such sale by Holdings or any other seller with respect to Holdings or Holdings' business, (y) breaches of covenants and
(z) other matters), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments. The foregoing notwithstanding, (1) without the written consent of a Drag-Along Seller, the amount of such obligations and liabilities for which such Drag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Drag-Along Seller in such sale and (2) a Drag-Along Seller shall not be responsible for the fraud of any other seller or any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller's (i) ownership of and title to shares of capital stock of Holdings, (ii) organization, (iii) authority and (iv) conflicts and consents.

                  2.5.3 No Liability. Notwithstanding any other provision contained in this Section 2.5, there shall be no liability on the part of Holdings or the proposing Stockholders in the event that the sale pursuant to this Section 2.5 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this Section 2.5 shall be in the sole and absolute discretion of the proposing Stockholders.

         2.6      Preemptive Rights

                  2.6.1 Covered Equity Securities; Exceptions. Each Stockholder (other than the Management Investors) shall have the pre-emptive right of subscription provided in this Section 2.6 with respect to all issuances by Holdings of equity securities of Holdings, or securities convertible into or exchangeable or exercisable for equity securities of Holdings (collectively, "Equity Securities"), made prior to the termination of the applicability of this
Section 2.6 pursuant to Section 3.1. The foregoing notwithstanding, the pre-emptive rights provided in this Section 2.6 shall not be applicable to any issuance: (i) in connection with an acquisition, purchase of stock or assets, merger, business combination, recapitalization, consolidation, reorganization, restructuring or similar transaction, including any transaction contemplated by
Section 2.5 hereof; (ii) pursuant to any stock option, stock purchase or similar employee, director or other benefit plan, program or agreement of Holdings not effected for the primary purpose of raising equity capital for Holdings; (iii) pursuant to the exercise of any Senior Management Option, the conversion or issuance of the Warrants or any issuance pursuant to Section 1.5; (iv) of Equity Securities with an aggregate value not in excess of $50 million to a Person that is not an Affiliate of Holdings, a Stockholder or an Affiliate of any Stockholder, and which Equity Securities are being acquired by such Person as a strategic rather than a speculative investment (as determined in reasonable good faith by the Board); (v) of Equity Securities with an aggregate value not in excess of $5 million to any individual director who is not an Affiliate of any Stockholder; (vi) pursuant to a public offering. Equity Securities other than those described in clauses (i) through (vi) above are referred to herein as "Covered Equity Securities." If any Covered Equity Securities proposed to be issued consist of or are convertible into or exchangeable or exercisable for voting securities, any Special Vote Investor then holding shares of Common Stock not entitled to vote on stockholder matters shall have the right to subscribe for Covered Equity Securities that are identical to the Covered Equity Securities proposed to be issued but that are, or are convertible into or exchangeable or exercisable for, respectively, non-voting securities.

                  2.6.2 Subscriptions. If Holdings shall at any time propose to issue any Covered Equity Securities, it shall deliver to each Stockholder (other than the Management Investors) a notice to that effect, which notice shall set forth the amount and class of Covered Equity Securities proposed to be issued, the proposed issuance price and the other material terms of such proposed issuance. During the period of 15 days following the date of such notice (the "Subscription Period"), each Stockholder (other than the Management Investors) shall have the right to deliver to Holdings an irrevocable notice (a "Subscription Notice") electing to purchase, at the proposed issuance price, and on the described terms, an amount of such Covered Equity Securities determined in accordance with Section 2.6.3, subject to any lower maximum provided in such Subscription Notice.

                  2.6.3 Purchase. If the proposed issuance of the Covered Equity Securities is consummated, each Stockholder delivering a Subscription Notice shall be required to purchase from Holdings, and Holdings shall be required to sell to each such Stockholder, at the proposed issuance price, and on the described terms, an amount of Covered Equity Securities (rounded to avoid fractional Covered Equity Securities), but subject to the maximum set forth in such respective Stockholder's Subscription Notice, such that after the sale of all of the Covered Equity Securities (i) giving rise to the pre-emptive rights contemplated by this Section 2.6 and (ii) sold pursuant to such pre-emptive rights (assuming maximum subscription by such Stockholder), such Stockholder and its Affiliates shall have the same percentage ownership interest in the fully diluted shares of Common Stock as such Stockholder and its Affiliates had immediately prior to any such sale. The closing of such sale shall occur at 12:00 Noon on the fifth business day which follows the later of (i) the day of consummation of the issuance of such Covered Equity Securities to Persons other than the Stockholder and (ii) the day that is fifteen days after the expiration of the Subscription Period, in each case, at the principal executive office of Holdings, or at such other time or place as Holdings and the Stockholders exercising their pre-emptive rights shall mutually agree, subject to extension until expiration or termination of any applicable regulatory waiting periods (including pursuant to HSR) and satisfaction of all other applicable regulatory conditions (provided that if such extension lasts more than 90 days either Holdings or the proposed purchasing Stockholder may terminate such agreement upon written notice and the securities subject to such termination shall be treated as Covered Equity Securities proposed to be issued and not purchased by a Stockholder pursuant to this Section 2.6.3.

                  2.6.4 Nonsubscribed Stock. Any Covered Equity Securities proposed to be issued and not purchased by a Stockholder pursuant to the provisions of Section 2.6.3 above may be sold by Holdings to any other Person (without any further compliance with this Section 2.6) at a price not lower than the proposed issuance price specified in the notice to Stockholders described in
Section 2.6.2 above, and on material terms no less favorable to Holdings than the terms of the proposed issuance.

                  2.6.5 Purchase Price. In the event that Holdings accepts consideration other than cash in connection with any issuance of Covered Equity Securities, for purposes of determining the exercise price of any pre-emptive right pursuant to this Section 2.6, the value of the non-cash portion of the purchase price paid by any Person to whom Covered Equity Securities are issued or sold shall be determined in reasonable good faith by the Board. The exercise price of each pre-emptive right of subscription granted pursuant to this Section
2.6 shall be payable in cash.

                  2.6.6 Equity of Subsidiaries and Debt. In the event that Holdings proposes to (i) sell any shares of capital stock in any majority-owned, direct or indirect, subsidiary of Holdings or (ii) issue any debt (provided it is a new issuance of such debt), in either case, to a Stockholder, each Stockholder (other than the Management Investors) shall have a pre-emptive right of subscription with respect to such sale or issuance on terms consistent with the terms of their pre-emptive rights of subscription with respect to Covered Equity Securities contemplated by Section 2.6.

         2.7      Restrictions on Transfers of Stock

                  2.7.1 Legends. Each of the Stockholders hereby agrees that each outstanding certificate representing shares of Common Stock, any certificate representing shares of Common Stock acquired in accordance with the provisions of this Agreement and any certificates representing shares of Common Stock issued upon exercise of the Warrants or upon exercise of the

Senior Management Options or other Options to purchase shares of Common Stock issued pursuant to the Stock Incentive Plan or otherwise, in any case, subject to the provisions of this Agreement and issued prior to the date when the applicable restrictions are terminated pursuant to Section 2.7.3, shall bear endorsements reading substantially as follows:

                           (a) The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act and applicable state securities laws.

                           (b) The securities represented by this certificate are subject to the terms and conditions set forth in a Stockholders Agreement, dated as of April 30, 1996, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreement.

                  Each outstanding certificate representing shares of Common Stock shall also bear any legend required by the terms of the Registration Rights Agreement, the Management Notes, the Stock Pledge Agreements, the Warrant Agreement, the Employment Agreements or the Stock Incentive Plan or as Holdings may otherwise deem appropriate.

                  2.7.2 Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of Holdings and kept with the records of Holdings and shall be made available for inspection by any stockholder of Holdings at the principal executive offices of Holdings.

                  2.7.3 Termination of Restrictions. The restriction referred to in the endorsement required pursuant to Section 2.7.1(a) shall cease and terminate as to any particular shares of Common Stock (a) when, in the reasonable opinion of counsel for Holdings, such restriction is no longer required in order to assure compliance with the Securities Act, or (b) when such shares shall have been effectively registered under the Securities Act. Holdings or Holdings' counsel, at their election, may request from any Stockholder a certificate or an opinion of such Stockholder's counsel with respect to any relevant matters in connection with the removal of the endorsement set forth in
Section 2.7.1(a) from such Stockholder's stock certificates, any such certificate or opinion of counsel to be reasonably satisfactory to Holdings and its counsel. The restrictions referred to in
Section 2.7.1(b) shall cease and terminate as to any particular shares of Common Stock when, in the opinion of counsel for Holdings, the provisions of this Agreement are no longer applicable to such shares or this Agreement shall have terminated in accordance with its terms. Any other restrictions referred to in any other legends required pursuant to Section 2.7.1 shall cease and terminate when, in the reasonable opinion of counsel for Holdings, such restrictions are no longer applicable. Whenever such restrictions shall cease and terminate as to any shares of Common Stock, the Stockholder holding such shares shall be entitled to receive from Holdings, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of shares of Common Stock not bearing the relevant legend(s) set forth or referred to in Section 2.7.1.


                                   ARTICLE III

                                  MISCELLANEOUS

         3.1      Effectiveness; Term

                  This Agreement shall become effective (the "Effective Date") simultaneously with the closing of the transactions under the Subscription Agreement and shall terminate without liability or penalty on the part of any party or its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof) to any other party or such other party's Affiliates upon termination of the Subscription Agreement pursuant to the last sentence of Section 1.3 thereof. Unless theretofore terminated pursuant to the preceding sentence, the rights of the Stockholders under this Agreement shall terminate upon the closing of an underwritten initial public offering or public offerings (on a cumulative basis) of shares of Common Stock pursuant to a registration statement or registration statements under the Securities Act with aggregate gross proceeds to Holdings of at least $100 million (collectively, an "IPO"); provided, however, that the provisions contained in Sections 1.1 through 1.3 and 1.5, the provisions contained in Article III (other than Section 3.2), the relevant terms and conditions herein relating to the Tag-Along Rights (but not the rights of first offer) and Drag-Along Rights and the related obligations of the Stockholders under this Agreement shall continue to remain in full force and effect, following the occurrence of an

IPO, until the first of the following shall occur: (i) GSCP, the Investors and their respective Permitted Transferees shall hold in the aggregate less than 50% of the sum of (x) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately after giving effect to the transactions contemplated by the Subscription Agreement and (y) the number of shares, if any, issued pursuant to Section 1.5, and (ii) GSCP, the Investors and their respective Permitted Transferees shall, at any time, hold in the aggregate less than 40% of the fully diluted shares of Common Stock then outstanding. Notwithstanding the foregoing, in the event Holdings enters into any agreement to merge with or into any other Person or adopts any other plan of recapitalization, consolidation, reorganization or other restructuring transaction as a result of which the Stockholders and their respective Permitted Transferees shall own less than a majority of the outstanding voting power of the entity surviving such transaction, this Agreement shall terminate.

         3.2      Information Rights

                  3.2.1 Financial Information. Holdings will furnish to each Investor the following information: (i) within 20 days after the end of each month and within 45 days after the end of each fiscal quarter of AMF Group Inc., a Delaware corporation and a wholly owned subsidiary of AGHI ("AGI"), the summary consolidated financial statements of AGI (certified by an officer of AGI or Holdings) for the respective month or quarter just ended, as the case may be, accompanied by a letter from the management of AGI or Holdings (a "Management Letter") discussing the revenues and operations of AGI for the respective month or quarter just ended, as the case may be; (ii) within 90 days after the end of each fiscal year of Holdings, its annual audited consolidated financial statements, accompanied by a report thereon from a "Big Six" accounting firm, together with a Management Letter relating to the respective fiscal year; (iii) promptly after filing, copies of any documents filed by Holdings or its subsidiaries with the Securities and Exchange Commission; (iv) promptly after mailing or otherwise sending to its senior lenders, copies of all financial materials so mailed or sent thereto; and (v) promptly after available, any other financial information reasonably requested by such Investor.

                  3.2.2 Access. Holdings shall provide to each Investor upon such Investor's written request, reasonable access to Holdings' books and records for the purpose of such Investor's conducting an annual appraisal of the value of such Investor's shares of Common Stock, and Holdings shall cause its management to cooperate with such Investor for such purpose.

         3.3      Specific Performance

                  The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 3.3 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         3.4      Notices

                  All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, addressed to Holdings at its principal offices and to the other parties at their addresses reflected on the signature pages hereto. Each party hereto, by written notice given to the other parties hereto in accordance with this Section 3.4, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed or telecopied shall be deemed to have been given on the date of mailing or, in the case of telecopying, upon confirmation of receipt. Any notice given to an Acting Stockholder shall be deemed to be notice to each member of such Acting Stockholder's Group.

         3.5      Successors and Assigns

                  This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. If any Stockholder or any Affiliate thereof or any Transferee of any Stockholder shall acquire any shares of Common Stock or Warrants, in any manner, whether by operation of law or otherwise, such shares or Warrants shall be held subject to all of the terms of this Agreement (to the extent applicable, in the case of Warrants), and by taking and holding such shares or Warrants such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement (to the extent applicable, in the case of Warrants).

         3.6      Recapitalizations and Exchanges Affecting Common Stock

                  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock and Warrants, to any and all shares of capital stock or equity securities of Holdings or any successor or assign of Holdings (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of, the Common Stock or Warrants, or which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise. Upon the occurrence of any of such events, numbers of shares and amounts hereunder shall be appropriately adjusted.

         3.7      Governing Law

                  This Agreement shall be governed and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

         3.8      Descriptive Headings, Etc.

                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

         3.9      Amendment; Waiver; Bylaws

                  This Agreement may not be amended or supplemented except by an instrument in writing signed by Holdings and by Stockholders holding a majority of the then outstanding shares of Common Stock held by all Stockholders; provided that any amendment, supplement or modification of this Agreement which adversely affects the rights and obligations of any Stockholder (an "Affected Holder") differently than those of any other Stockholder shall also require the approval of such Affected Holder; provided further, the foregoing proviso notwithstanding, any amendment, supplement or modification of this Agreement that adversely affects the Management Investors (or a group thereof) as a class may be approved by Management Investors (or members of such group, as the case may be) holding Common Stock or Options to purchase Common Stock, which together represent a majority of the sum of the total number of (x) the shares of such Common Stock and (y) the shares of Common Stock issuable upon exercise of such Options held by all the Management Investors (or such group, as the case may be). The foregoing notwithstanding, Holdings, without the consent of any other party hereto, may amend Schedule I and the signature pages hereto, in order to add any Investor or Management Investor or any other party that becomes a holder of Common Stock or securities convertible into or exercisable for Common Stock.

         3.10  Severability

                  If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         3.11  Further Assurances

                  The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, including, to the extent necessary or appropriate, using all reasonable efforts to cause the amendment of the Amended Certificate or the By-Laws in order to provide for the enforcement of this Agreement in accordance with its terms. In furtherance and not in limitation of the foregoing, in the event of any amendment, modification or termination of this Agreement in accordance with its terms, the Stockholders shall cause the Board to meet within thirty days following such amendment, modification or termination or as soon thereafter as is practicable for the purpose of amending the Amended Certificate and By-Laws, as may be required as a result of such amendment, modification or termination, and, to the extent required by law, proposing such amendments to the stockholders of Holdings entitled to vote thereon, and such action shall be the first action to be taken at such meeting.

         3.12  Complete Agreement; Counterparts

                  This Agreement (together with the Subscription Agreement, the Registration Rights Agreement, the Stock Incentive Plan and the other agreements referred to herein and therein) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         3.13  Certain Transactions

                  The parties hereto agree that Goldman Sachs shall have the exclusive right to perform all consulting, financing, investment banking and similar services for Holdings and its subsidiaries (including as lead underwriter or in any analogous role in connection with any public or private offering of securities or debt), for customary compensation and on other terms that are customary for similar engagements with unaffiliated third parties, and neither Holdings nor its subsidiaries shall engage any other Person to perform such services during the term of this Agreement except to the extent Goldman Sachs shall consent thereto or shall decline, at its sole election, to perform such services.

         3.14  No Third Party Beneficiaries

                  The provisions of this Agreement shall be only for the benefit of the parties to this Agreement, and no other Person (other than Goldman Sachs with respect to Section 3.13) shall have any third party beneficiary or other right hereunder.

         3.15  Actions by Groups

                  As used herein, the term "Group" shall mean each of: (i) the entities comprising GSCP, taken as a group; (ii) the entities comprising Blackstone, taken as a group; (iii) the entities comprising Kelso, taken as a group; (iv) the entities comprising Bain, taken as a group; and (v) Citibank, in each case, together with the respective transferees of GSCP, Blackstone, Kelso, Bain or Citibank, as the case may be, to which they may transfer any Common Stock or Warrants in accordance with the restrictions of this Agreement. All actions, determinations and agreements by, and all notices by or to, GSCP, Blackstone, Kelso, Bain or Citibank, or any member of their respective Groups, shall be deemed validly taken or made (in the case of actions, determinations or agreements) or given (in the case of notices) if taken, made or given, as the case may be, by or to GSCP II (in the case of the GSCP Group), by or to Blackstone Fund 1 (in the case of the Blackstone Group), by or to KIA V (in the case of the Kelso Group), by or to Bain Fund 1 (in the case of the Bain Group) or by or to Citibank (in the case of the Citibank Group) (collectively, the "Acting Stockholders" and each, an "Acting Stockholder"), and shall be binding upon all members of any such Group for all purposes of this Agreement. Each member of each Group hereby appoints its respective Acting Stockholder to act, to make determinations and agreements and to give and receive notices on its behalf as contemplated hereby and agrees that all actions, determinations, agreements and notices to be taken, made, received or given on behalf of its Group hereunder shall be taken, made, received or given by its Acting Stockholder. In addition, each member of each Group hereby agrees that each other party hereto may rely on the actions, determinations and agreements, and receipt of notice, of or by such member's respective Acting Stockholder pursuant hereto as such member's action, determination or agreement, or receipt of notice, as applicable, hereunder. If any Acting Stockholder (or any successor thereto pursuant to this sentence) is no longer in existence or no longer beneficially owns any Common Stock or Warrants, but its Group (or a permitted successor or assign thereof) continues to have rights and/or obligations hereunder, such Acting Stockholder shall appoint one such continuing entity as its successor as the Acting Stockholder for such Group. To the extent any Stockholder is required to take any action hereunder, it agrees to use its reasonable best efforts to cause the other members of its Group, if any, to take such action.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.

                                      AMF HOLDINGS INC.


                                      By:  /s/ Richard A. Friedman
                                           -------------------------------------
                                           Name:  Richard A. Friedman
                                           Title:  President

                                      Address:  c/o Goldman, Sachs & Co.
                                                85 Broad Street
                                                New York, NY  10004
                                                Attn:  David J. Greenwald
                                                Telecopier No.:  (212) 357-5505


                                      GS CAPITAL PARTNERS II, L.P.


                                      By:  GS Advisors, L.P.
                                           General Partner

                                      By:  GS Advisors Inc., its
                                           General Partner


                                      By:  /s/ Richard A. Friedman
                                           -------------------------------------
                                           Name:  Richard A. Friedman
                                           Title:  President

                                      Address:  c/o Goldman, Sachs & Co.
                                                85 Broad Street
                                                New York, NY  10004
                                                Attn:  David J. Greenwald
                                                Telecopier No.:  (212) 357-5505

                                      GS CAPITAL PARTNERS II OFFSHORE, L.P.


                                      By:  GS Advisors II (Cayman), L.P.
                                           General Partner

                                      By:  GS Advisors II, Inc., its
                                           General Partner


                                      By:  /s/ Richard A. Friedman
                                           ------------------------------------
                                           Name:  Richard A. Friedman
                                           Title:  President

                                      Address:  c/o Goldman, Sachs & Co.
                                                85 Broad Street
                                                New York, NY  10004
                                                Attn:  David J. Greenwald
                                                Telecopier No.:  (212) 357-5505


                                     GOLDMAN, SACHS & CO. VERWALTUNGS GMBH


                                      By:  /s/ Richard A. Friedman
                                           ------------------------------------
                                           Name:  Richard A. Friedman
                                           Title:  Managing Director


                                      By:  /s/ C.H. Skodinski
                                           ------------------------------------
                                           Name:  C.H. Skodinski
                                           Title:  Registered Agent

                                      Address:   c/o Goldman, Sachs & Co.
                                                 85 Broad Street
                                                 New York, NY  10004
                                                 Attn:  David J. Greenwald
                                                 Telecopier No.:  (212) 357-5505

                                      THE GOLDMAN SACHS GROUP, L.P.


                                      By:  /s/ Richard A. Friedman
                                           ------------------------------------
                                           Name:  Richard A. Friedman
                                           Title:  Partner

                                      Address:  c/o Goldman, Sachs & Co.
                                                85 Broad Street
                                                New York, NY  10004
                                                Attn:  David J. Greenwald
                                                Telecopier No.:  (212) 357-5505


                                      STONE STREET FUND 1995, L.P.


                                      By:  Stone Street Value Corp., its
                                           General Partner


                                      By:  /s/ Richard A. Friedman
                                           ------------------------------------
                                           Name:  Richard A. Friedman
                                           Title:  Vice President

                                      Address:  c/o Goldman, Sachs & Co.
                                                85 Broad Street
                                                New York, NY  10004
                                                Attn:  David J. Greenwald
                                                Telecopier No.:  (212) 357-5505


                                      STONE STREET FUND 1996, L.P.


                                      By:  Stone Street Empire Corp., its
                                           General Partner


                                      By:  /s/ Richard A. Friedman
                                           ------------------------------------
                                           Name:  Richard A. Friedman
                                           Title:  Vice President

                                      Address:  c/o Goldman, Sachs & Co.
                                                85 Broad Street
                                                New York, NY  10004
                                                Attn:  David J. Greenwald
                                                Telecopier No.:  (212) 357-5505

                                      BRIDGE STREET FUND 1995, L.P.


                                      By:  Stone Street Value Corp., its
                                           Managing General Partner


                                      By:  /s/ Richard A. Friedman
                                           ------------------------------------
                                           Name:  Richard A. Friedman
                                           Title:  Vice President

                                      Address:  c/o Goldman, Sachs & Co.
                                                85 Broad Street
                                                New York, NY  10004
                                                Attn:  David J. Greenwald
                                                Telecopier No.:  (212) 357-5505


                                      BRIDGE STREET FUND 1996, L.P.


                                      By:  Stone Street Empire Corp., its
                                           Managing General Partner


                                      By:  /s/ Richard A. Friedman
                                           ------------------------------------
                                           Name:  Richard A. Friedman
                                           Title:  Vice President

                                      Address:  c/o Goldman, Sachs & Co.
                                                85 Broad Street
                                                New York, NY  10004
                                                Attn:  David J. Greenwald
                                                Telecopier No.:  (212) 357-5505

                                      BLACKSTONE CAPITAL PARTNERS II MERCHANT
                                        BANKING FUND L.P.


                                      By:  Blackstone Management Associates
                                             II L.L.C., its General Partner

                                      By:  /s/ Howard A. Lipson
                                           ------------------------------------
                                           Name:  Howard A. Lipson
                                           Title:  Member

                                      Address:  345 Park Avenue
                                                19th Floor
                                                New York, NY  10154
                                                Attn:  Howard A. Lipson
                                                Telecopier No.:  (212) 754-8725



                                      BLACKSTONE OFFSHORE CAPITAL PARTNERS
                                        II L.P.


                                      By:  Blackstone Management Associates
                                             II L.L.C., its General Partner

                                      By:  /s/ Howard A. Lipson
                                           ------------------------------------
                                           Name:  Howard A. Lipson
                                           Title:  Member

                                      Address:  345 Park Avenue
                                                19th Floor
                                                New York, NY  10154
                                                Attn:  Howard A. Lipson
                                                Telecopier No.:  (212) 754-8725



                                      BLACKSTONE FAMILY INVESTMENT
                                        PARTNERSHIP L.P.

                                      By:  Blackstone Management Associates
                                             II L.L.C., its General Partner

                                      By:  /s/ Howard A. Lipson
                                           ------------------------------------
                                           Name:  Howard A. Lipson
                                           Title:  Member

                                      Address:  345 Park Avenue
                                                19th Floor
                                                New York, NY  10154
                                                Attn:  Howard A. Lipson
                                                Telecopier No.:  (212) 754-8725

                                      KELSO INVESTMENT ASSOCIATES V, L.P.


                                      By:  Kelso Partners V, L.P., its
                                           General Partner


                                      By:  /s/ Frank T. Nichols
                                           ------------------------------------
                                           Name:  Frank T. Nichols
                                           Title:  General Partner

                                      Address:  320 Park Avenue, 24th Floor
                                                New York, NY  10022
                                                Attn: James J. Connors, II
                                                Telecopier No.:  (212) 223-2379


                                      KELSO EQUITY PARTNERS V, L.P.


                                      By:  /s/ Frank T. Nichols
                                           ------------------------------------
                                           Name:  Frank T. Nichols
                                           Title:  General Partner

                                      Address:  320 Park Avenue, 24th Floor
                                                New York, NY  10022
                                                Attn: James J. Connors, II
                                                Telecopier No.:  (212) 223-2379

                                      BAIN CAPITAL FUND V, L.P.


                                      By:  Bain Capital Partners V, L.P., its
                                           General Partner

                                      By:  Bain Capital Investors V, Inc., its
                                           General Partner


                                      By:  /s/ Paul B. Edgerley
                                           ------------------------------------
                                           Name:  Paul B. Edgerley
                                           Title:  Managing Director

                                      Address:   2 Copley Plaza
                                                 Boston, MA  02116
                                                 Attn:  Paul Edgerley
                                                 Telecopier No.:  (617) 572-3000


                                      BAIN CAPITAL FUND V-B, L.P.


                                      By:  Bain Capital Partners V, L.P., its
                                           General Partner

                                      By:  Bain Capital Investors V, Inc., its
                                           General Partner


                                      By:  /s/ Paul B. Edgerley
                                           ------------------------------------
                                           Name:  Paul B. Edgerley
                                           Title:  Managing Director

                                      Address:  2 Copley Plaza
                                                Boston, MA  02116
                                                Attn:  Paul Edgerley
                                                Telecopier No.:  (617) 572-3000

                                      BCIP ASSOCIATES


                                      By:  /s/ Paul B. Edgerley
                                           ------------------------------------
                                           Name:  Paul B. Edgerley
                                           Title:  A General Partner

                                      Address:  2 Copley Plaza
                                                Boston, MA  02116
                                                Attn:  Paul Edgerley
                                                Telecopier No.:  (617) 572-3000


                                      BCIP TRUST ASSOCIATES, L.P.


                                      By:  /s/ Paul B. Edgerley, its
                                           ------------------------------------
                                           General Partner

                                      Address:  2 Copley Plaza
                                                Boston, MA  02116
                                                Attn:  Paul Edgerley
                                                Telecopier No.:  (617) 572-3000

                                      CITICORP NORTH AMERICA, INC.


                                      By:  /s/ Jeroen Fikke
                                           ------------------------------------
                                           Name:  Jeroen Fikke
                                           Title:  Vice President

                                      Address:  399 Park Avenue
                                                6th Floor
                                                New York, NY  10043
                                                Attn:  Jeroen Fikke
                                                Telecopier No.:  (212) 559-0292

                                           /s/ Charles Diker
                                           ------------------------------------
                                           Charles M. Diker
                                           Charles M. Diker Associates
                                           One New York Plaza
                                           31st Floor
                                           New York, NY  10004
                                           Telecopier No.:  (212) 908-0176

                                           /s/ Robert Morin
                                           ------------------------------------
                                           Robert Morin
                                           6008 Treyburn Place
                                           Glen Allen, VA  23060
                                           Telecopier No.:  (804) 730-4327

                                           /s/ Douglas Stanard
                                           ------------------------------------
                                           Douglas Stanard
                                           2114 Hanover Avenue
                                           Richmond, VA  23220
                                           Telecopier No.:  (804) 559-8671

                                                                      Schedule I






                              Management Investors


Robert Morin
Douglas Stanard

                                                                     Schedule II






                                Subsequent Shares

                             Number of Shares
Name of Group                of Common Stock                  Maximum Investment
- -------------                ---------------                  ------------------

GSCP                            5,200,000                         $52,000,000
Blackstone                      1,000,000                          10,000,000
Kelso                           1,000,000                          10,000,000
Bain                              300,000                           3,000,000
Citibank                           60,000                             600,000
                                ---------                         -----------
  Total                         7,560,000                         $75,600,000
                                                                  ===========

                                                                     EXHIBIT A


                              AMF HOLDINGS INC.
                          1996 STOCK INCENTIVE PLAN



SECTION 1. PURPOSE; DEFINITIONS

         The purpose of the Plan is to give Holdings and its Affiliates (as defined below) a competitive advantage in attracting, retaining and motivating officers, employees and non-employee directors, and to provide Holdings and its subsidiaries with a stock plan providing incentives linked to the financial results of Holdings' businesses and increases in shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

         a. "Affiliate" of a Person means a Person controlled by, controlling or under common control with such Person.

         b. "Award" means a Stock Appreciation Right, Stock Option or Restricted Stock.

         c. "Award Agreement" means a Restricted Stock Agreement or Option Agreement. An Award Agreement may consist of provisions of an employment agreement.

         d. "Board" means the Board of Directors of Holdings.

         e. "Change in Control" shall mean (1) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than GSCP (as defined in the Stockholders Agreement) and its Affiliates of a majority of the outstanding voting stock of Holdings or (2) the sale of or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of Holdings and its subsidiaries taken as a whole to any Person or group (as defined above). For all purposes of the Plan, the sale of one of Holdings' two main businesses (i.e., (x) manufacturing and related activities and (y) operation of bowling centers) is not a Change in Control.

         f. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         g. "Commission" means the Securities and Exchange Commission or any successor agency.

         h. "Committee" means (a) before an Initial Public Offering, the Executive Committee of the Board, or such other committee of the Board as the Board may designate for such purpose, and (b) after an Initial Public Offering, such committee of the Board as the Board may designate, which shall be composed of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board.

         i. "Common Stock" means common stock, par value $0.01 per share, of Holdings.

         j. "Disability" means, unless otherwise defined in an applicable Restricted Stock Agreement or Option Agreement, permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

         k. "Disinterested Person" means a member of the Board who qualifies as a disinterested person as defined in Rule 16b--3(c)(2), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

         l. "Employment" means, unless otherwise defined in an applicable Restricted Stock Agreement or Option Agreement, employment with, or service as a director of, Holdings or any of its Affiliates.

         m. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         n. "Fair Market Value" of the Common Stock means, except as provided in Sections 5(g) and 6(b)(ii)(2), as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or, if not so listed, on NASDAQ. If such sales prices are not so available, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

         o. "Holdings" means AMF Holdings Inc., a Delaware corporation.

         p. "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

         q. "Initial Public Offering" means the consummation of a registered underwritten public offering or offerings of Common Stock with gross proceeds to Holdings in the aggregate of at least $100 million.

         r. "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         s. "Option Agreement" means an agreement setting forth the terms and conditions of an Award of Stock Options and, if applicable, Stock Appreciation Rights.

         t. "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

         u. "Plan" means the AMF Holdings Inc. 1996 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

         v. "Restricted Stock" means an award granted under Section 7.

         w. "Restricted Stock Agreement" means an agreement setting forth the terms and conditions of an Award of Restricted Stock.

         x. "Rule 13d-3" means Rule 13d-3, as promulgated by the Commission under the Exchange Act, as amended from time to time.

         y. "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor thereto.

         z. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

         aa. "Stock Appreciation Right" means a right granted under Section 6.

         ab. "Stock Option" means an option granted under Section 5.

         ac. "Stockholders Agreement" has the meaning as set forth in Section 12(a).

         In addition, certain other terms used herein have definitions otherwise ascribed to them herein.


SECTION 2. ADMINISTRATION

         The Plan shall be administered by the Committee.

         Among other things, the Committee shall have the authority, subject to the terms of the Plan, to:

         (a) select the Participants (as defined below) to whom Awards may from time to time be granted;

         (b) determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights and Restricted Stock or any combination thereof are to be granted hereunder;

         (c) determine the number of shares of Common Stock to be covered by each Award granted hereunder;

         (d) determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price, any vesting conditions, restrictions or limitations (which may be related to the performance of the Participant, Holdings or any of its Affiliates) and any acceleration of vesting or waiver of forfeiture regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

         (e) modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

         (f) determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

         (g) determine under what circumstances an Award may be settled in cash or Common Stock under Section 5(g);

         (h) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

         (i) interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); and

         (j) otherwise supervise the administration of the Plan.

         The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of Holdings to execute and deliver documents on behalf of the Committee.

         Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or an Award (or related Award Agreement) granted hereunder shall be determined by the Committee. Any determination made by the Committee pursuant to the provisions of the Plan with respect to the Plan, any Award or Award Agreement shall be made in the sole discretion of the Committee and, with respect to an Award, at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee shall be final and binding on all persons, including Holdings and the Participants.


SECTION 3. COMMON STOCK SUBJECT TO PLAN

         The total number of shares of Common Stock reserved and available for grant under the Plan shall be 1,767,151. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

         If any shares of Restricted Stock are forfeited for which the Participant did not receive any benefits of ownership (as such phrase is construed by the Commission or its Staff), or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, the shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, reverse stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, the Committee or Board may make such substitution or adjustment in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and Exercise Price (as defined herein) of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to Restricted Stock Awards, and/or such other equitable substitution or adjustments as it may determine to be fair and appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Any such adjusted Exercise Price shall also be used to determine the amount payable by Holdings upon the exercise of any Stock Appreciation Right associated with any Stock Option.

 SECTION 4. PARTICIPANTS

         Officers, employees, consultants and non-employee directors of Holdings and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of Holdings and its Affiliates shall be "Participants" eligible to be granted Awards under the Plan.


SECTION 5. STOCK OPTIONS

         The Committee shall have the authority to grant any Participant Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of Holdings and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

         Stock Options shall be evidenced by Option Agreements, which shall include such terms and provisions as the Committee may determine from time to time. An Option Agreement shall expressly indicate whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such other date as the Committee may determine. Holdings shall notify a Participant of any grant of a Stock Option, and a written Option Agreement shall be duly executed and delivered by Holdings to the Participant. Subject to Section 12(a), such agreement shall become effective upon execution by Holdings and the Participant.

         Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422.

         Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

         (a) Exercise Price. The price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the Option Agreement (the "Exercise Price").

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee. Absent any such term being fixed by the Committee, pursuant to an Option Agreement or otherwise, such term shall be ten years.

         (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

         (d) Method of Exercise. Subject to the provisions of this Section 5, vested Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to Holdings specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as Holdings may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

         In the discretion of the Committee, after an Initial Public Offering, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to Holdings, together with a copy of irrevocable instructions to a broker to deliver promptly to Holdings the amount of sale or loan proceeds to pay the purchase price, and, if requested by Holdings, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, Holdings may enter into agreements for coordinated procedures with one or more brokerage firms.

         In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

         No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in the Stockholders Agreement or the applicable Option Agreement, subject to a Participant's compliance with
Section 12(a) hereof, a Participant shall have all of the rights of a stockholder of Holdings holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends and distributions), when the Participant has given written notice of exercise, has paid in full for such shares and, if requested, has given the representations referred to in Section 12(c).

         (e) Nontransferability of Stock Options. No Stock Option shall be transferable by the Participant other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). All Stock Options shall be exercisable, subject to the terms of this Plan, during the Participant's lifetime, only by the Participant or by the legal representative of the Participant or, in the case of a Nonqualified Stock Option, the Participant's alternative payee pursuant to such a qualified domestic relations order. The term "Participant" includes the estate of the Participant or the legal representative of the Participant named in the Option Agreement and any person to whom an Option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order; provided, however, that references herein to Employment of a Participant or termination of Employment of a Participant shall continue to refer to the Employment or termination of Employment of the applicable grantee of an Award hereunder.

         (f) Termination of Employment. (i) Upon the Participant's death or when the Participant's Employment is terminated for any reason, the
Participant:

                      a. shall forfeit all Stock Options that have not previously vested;

                      b.  shall have three months to exercise the
             Participant's vested Stock Options that are vested on
                 the date of the Participant's termination of Employment if such termination is for any reason other than the Participant's death; and

                          c.  shall have one year to exercise the
                 Participant's vested Stock Options that are vested on the date of death if the Participant's termination of Employment is due to the Participant's death.

Any vested Stock Options not exercised within the permissible period of time shall be forfeited by the Participant.

         (g) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or any portion of the shares of Common Stock for which a Stock Option is being exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of one share of Common Stock over the Exercise Price per share times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

         Cash-outs pursuant to this Section 5(g) relating to Options held by Participants who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable, and, in the case of cash-outs of Non-Qualified Stock Options held by such Participants, the Committee may determine Fair Market Value under the pricing rule set forth in Section 6(b)(ii)(2).


SECTION 6. STOCK APPRECIATION RIGHTS

         (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. In either case, the terms and conditions of a Stock Appreciation Right shall be set forth in the Option Agreement for the related Stock Option or an amendment thereto.

         A Stock Appreciation Right may be exercised by a Participant in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).
Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

         (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

                 (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of
         Section 5 and this Section 6; provided, however, that a Stock Appreciation Right shall not be exercisable during the first six months of its term by a Participant who is actually or potentially subject to Section 16(b) of the Exchange Act, except that this limitation shall not apply in the event of death or Disability of the Participant prior to the expiration of the six-month period;

                (ii) upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount equal to the product of (a) the excess of the Fair Market Value of one share of Common Stock over the Exercise Price per share specified in the related Stock Option times (b) the number of shares in respect of which the Stock Appreciation Right shall have been exercised, in cash, shares of Common Stock or both, with the Committee having the right to determine the form of payment;

                 In the case of Stock Appreciation Rights relating to Stock Options held by Participants who are actually or potentially subject to Section 16(b) of the Exchange Act, the Committee:

                          (1) may require that such Stock Appreciation Rights
                 be exercised for cash only in accordance with the applicable "window period" provisions of Rule 16b-3; and

                          (2) in the case of Stock Appreciation Rights relating
                 to Nonqualified Stock Options, may provide that the amount to be paid in cash upon exercise of such Stock Appreciation Rights during a Rule 16b-3

                 "window period" shall be based on the highest of the daily means between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange or other national securities exchange on which the shares are listed or on NASDAQ, as applicable, on any day during such "window period";

               (iii) Stock Appreciation Rights shall be transferable only with the related Stock Option in accordance with Section 5(e); and

                (iv) upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise.


SECTION 7. RESTRICTED STOCK

         The Committee shall determine the Participants to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and restrictions on transfer and any other terms and conditions of the Awards (including provisions
(i) relating to placing legends on certificates representing shares of Restricted Stock, (ii) permitting Holdings to require that shares of Restricted Stock be held in custody by Holdings with a stock power from the owner thereof until restrictions lapse and (iii) relating to any rights to purchase the Restricted Stock on the part of Holdings and its Affiliates), in addition to those contained in the Stockholders Agreement. The terms and conditions of Restricted Stock Awards shall be set forth in a Restricted Stock Agreement, which shall include such terms and provisions as the Committee may determine from time to time. Except as provided in this Section 7, the Restricted Stock Agreement, the Stockholders Agreement and any other relevant agreements, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of Holdings holding the class or series of Common Stock that is the subject of the Restricted Stock Award, including, if applicable, the right to vote the shares and the right to receive any cash dividends or distributions (but, subject to the third paragraph of Section 3, not the right to receive non-cash dividends or distributions). If so determined by the Committee in the applicable Restricted Stock Agreement, cash dividends and distributions on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting conditions applicable only to dividends and distributions.

SECTION 8. TAX OFFSET BONUSES

         At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the Participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the Participant, for the purpose of assisting the Participant to pay the resulting taxes, all as determined by the Committee, and on such other terms and conditions as the Committee shall determine.


SECTION 9. CHANGE IN CONTROL PROVISIONS

         Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in the applicable Award Agreement or the Stockholders Agreement, in the event of a Change in Control:

                 (a) immediately prior to the occurrence of a Change in Control, all Stock Options and Stock Appreciation Rights outstanding as of such date, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, however, that in the case of a Participant holding Stock Appreciation Rights who is subject to Section 16(b) of the Exchange Act, such Stock Appreciation Rights shall vest only to the extent such Stock Appreciation Rights have been outstanding for at least six months at the date such Change in Control is determined to have occurred; and

                 (b) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions, fully vested and transferable to the full extent of the not theretofore forfeited portion of the original grant.





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


 SECTION 10. TERM, AMENDMENT AND TERMINATION

         The Plan will terminate 10 years after the effective date of the Plan. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

         The Board may amend, alter, or discontinue the Plan, prospectively or retroactively, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of any Participant under an Award theretofore granted without the Participant's consent, except such an amendment made in connection with or after Section 16 of the Exchange Act becoming applicable to Awards, or the grant, exercise or termination thereof, to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) after Section 16 of the Exchange Act becoming applicable to Awards or the grant, exercise or termination thereof, disqualify the Plan from the exemption provided by Rule 16b-3.

         The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall be made which would impair the rights of any Participant thereunder without the Participant's consent, except such an amendment made in connection with or after Section 16 of the Exchange Act becoming applicable to Awards or the grant, exercise or termination thereof, to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3.


SECTION 11. UNFUNDED STATUS OF PLAN

         It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 12. GENERAL PROVISIONS

         (a) Stockholders Agreement. Unless the Committee determines otherwise, it shall be a condition to receiving any Award under the Plan, that a Participant shall become a party to the Stockholders Agreement, dated as of April 30, 1996, among Holdings and certain stockholders of Holdings, as amended from time to time (the "Stockholders Agreement"), and such Participant shall become a Management Investor" thereunder.





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


         (b) Awards and Certificates. Shares of Restricted Stock and shares of Common Stock issuable upon the exercise of a Stock Option or Stock Appreciation Right (together, "Plan Shares") shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Plan Shares shall be registered in the name of such Participant and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) of the AMF Holdings Inc. 1996 Stock Incentive Plan and [a Restricted Stock Agreement] [an Option Agreement] between the issuer and the registered holder hereof. Copies of such Plan and Agreement are on file at the offices of AMF Holdings Inc. [address]."

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold or otherwise disposed of except pursuant to an effective registration statement under said Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act and laws."

Such shares may bear other legends to the extent the Committee or the Board determines it to be necessary or appropriate, including any required by the Stockholders Agreement or pursuant to any applicable Restricted Stock Agreement or Option Agreement. If and when all restrictions expire without a prior forfeiture of the Plan Shares theretofore subject to such restrictions, new certificates for such shares shall be delivered to the Participant without the first legend listed above.

         The Committee may require that any certificates evidencing Plan Shares be held in custody by Holdings until the restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Plan Shares.

         (c) Representations and Warranties. The Committee may require each person purchasing or receiving Plan Shares to (i)





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

represent to and agree with Holdings in writing that such person is acquiring the shares without a view to the distribution thereof and (ii) make any other representations and warranties that the Committee deems appropriate.

         (d) Additional Compensation. Nothing contained in the Plan shall prevent Holdings or any of its Affiliate thereof from adopting other or additional compensation arrangements for its employees.

         (e) No Right of Employment. Adoption of the Plan or grant of any Award shall not confer upon any employee any right to continued Employment, nor shall it interfere in any way with the right of Holdings or any of its Affiliate thereof to terminate the Employment of any employee at any time.

         (f) Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, such Participant shall pay to Holdings or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of Holdings under the Plan shall be conditional on such payment or arrangements, and Holdings and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

         (g) Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid or by whom any rights of the Participant, after the Participant's death, may be exercised.

         (h) Pooling of Interests. Notwithstanding any other provision of this Plan, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant or grants would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such





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

grant or grants Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

         (i) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

         (j) Compliance with Laws. If any law or any regulation of any commission or agency having jurisdiction shall require Holdings or a Participant seeking to exercise Stock Options or Stock Appreciation Rights to take any action with respect to the Plan Shares to be issued upon the exercise of Stock Options or Stock Appreciation Rights then the date upon which Holdings shall issue or cause to be issued the certificate or certificates for the Plan Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided, that Holdings shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Moreover, in the event that Holdings shall determine that, in compliance with the Securities Act or other applicable statutes or regulations, it is necessary to register any of the Plan Shares with respect to which an exercise of a Stock Option or Stock Appreciation Right has been made, or to qualify any such Plan Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Stock Options or Stock Appreciation Rights may be exercised and no Plan Shares shall be issued to the exercising Participant until the required action has been completed; provided, that Holdings shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Notwithstanding anything to the contrary contained herein, neither the Board nor the members of the Committee owes a fiduciary duty to any Participant in his or her capacity as such.

SECTION 13. EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date it is approved by the holders of a majority of the outstanding shares of Common Stock.





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